UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 19, 2025, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ADMA Biologics, Inc. (the “Company”), the Board approved the following base salary for 2025, cash bonus attributable to 2024 performance, and annual incentive awards for Adam S. Grossman, the Company’s President and Chief Executive Officer, Kaitlin Kestenberg, the Company’s Chief Operating Officer and Senior Vice President, Compliance, and Brad Tade, the Company’s Chief Financial Officer and Treasurer, as set forth below:

Name	Position	2025 Base Salary	2024 Non- Equity Incentive Compensation(1)	Number of RSUs (2)(3)	Number of Shares Underlying Stock Options (2)(4)(5)
Adam S. Grossman	President, Chief Executive Officer and Director	$925,000	$1,020,000	252,022	376,744
Kaitlin Kestenberg	Chief Operating Officer and Senior Vice President, Compliance	$575,000	$293,625	77,784	116,279
Brad Tade	Chief Financial Officer and Treasurer	$500,000	$254,475	62,227	93,023

(1)
Amount reflects a cash bonus that will be paid by the Company to Messrs. Grossman and Tade, and Ms. Kestenberg, in early March 2025. This cash bonus amount reflects the achievement of the Company’s 2024 corporate goals and milestones and each executive officer’s contribution thereto.

(2)	Grant date was February 19, 2025.
(3)
The restricted stock units (RSUs) will vest quarterly on each annual anniversary of the date of grant over four years in accordance with the ADMA Biologics, Inc. 2022 Equity Compensation Plan (the “Plan”).

(4)
The exercise price of $16.07 reflects the per share fair market value of the Company’s common stock, $0.0001 par value per share (“Common Stock”), as determined by the closing price of the Company’s Common Stock on the Nasdaq Global Market on the grant date.

(5)
The option vests over four years with 25% of the shares of Common Stock underlying the option vesting on the one-year anniversary of the date of grant and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on February 19, 2029 in accordance with the Plan.

The Compensation Committee reached its recommendation regarding the compensation and incentive awards for the above-mentioned executive officers in consultation with an independent compensation consultant. The non-equity incentive compensation, RSUs and stock options were awarded at the discretion of the Compensation Committee and were based on the above-mentioned executive officers’ annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of the above-mentioned executive officers, and approved by the Board. As a part of this performance evaluation, the Compensation Committee considered the achievement of each above-mentioned executive officer of the Company’s 2024 corporate goals and milestones.

Director Compensation

On February 19, 2025, upon the recommendation of the Compensation Committee, the Board approved an amendment to the annual equity grant policy whereby non-employee directors will, on a go-forward basis, receive annual equity grants equal to $350,000 of long-term incentive value, priced at the same time as annual executive officer grants of equity awards and awarded 50% as RSUs and 50% as options to purchase Common Stock.

Additionally, on February 19, 2025, upon the recommendation of the Compensation Committee, the Board approved the following retainer increases to each chair and member of the Board’s committees, effective January 1, 2025:

Audit Committee	Compensation Committee	Governance and Nominations Committee
Chair Retainer: $25,000	Chair Retainer: $20,000	Chair Retainer: $12,500
Member Retainer: $12,500	Member Retainer: $10,000	Member Retainer: $6,250

Each non-employee director of the Company will continue to be paid an annual cash retainer of $50,000, with the Chairman and Vice Chairman of the Board each continuing to be paid an additional annual fee of $40,000.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 21, 2025	ADMA Biologics, Inc.

	By:	/s/ Adam Grossman
		Name:	Adam Grossman
		Title:	President and Chief Executive Officer